Exhibit 10.44

THIRD AMENDMENT AGREEMENT

THIRD AMENDMENT AGREEMENT (this “Agreement”) dated as of December 5, 2006 by and between Memry Corporation (the “Borrower”), a Delaware corporation, and Webster Business Credit Corporation (the “Lender”), amending a certain Credit and Security Agreement dated as of November 9, 2004 by and between the Borrower and the Lender as amended by that certain First Amendment Agreement dated as of November 9, 2005 and by a Second Amendment Agreement dated as of December 21, 2005 (as amended and in effect from time to time, the “Credit Agreement”).

W I T N E S S E T H

WHEREAS, pursuant to the terms of the Credit Agreement, the Lender has made and continues to make revolving loans to the Borrower; and

WHEREAS, the Borrower have requested, among other things, that the Lender amend certain terms of the Credit Agreement; and

WHEREAS, the Lender is willing to, among other things, amend certain terms and conditions of the Credit Agreement, all on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.    Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement (as amended hereby) shall have the same meanings herein as therein.

§2.    Ratification of Existing Agreements. All of the Borrower’s obligations and liabilities to the Lender as evidenced by or otherwise arising under the Credit Agreement, the Notes and the Other Documents, except as otherwise expressly modified in this Agreement upon the terms set forth herein, are, by the Borrower’s execution of this Agreement, ratified and confirmed in all respects. In addition, by the Borrower’s execution of this Agreement, the Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations and liabilities.

§3.    Representations and Warranties. All of the representations and warranties made by the Borrower in the Credit Agreement, the Notes and the Other Documents are true and correct on the date hereof as if made on and as of the date hereof, except (i) to the extent that any of such representations and warranties relate by their terms to a prior date, (ii) for matters previously disclosed to the Lender in writing or in form 10-k, 10-Q or 8-k filed with the Securities and Exchange Commission, and (iii) for deviations not, in the aggregate, having or reasonably likely to have a material adverse effect on the Borrower and its assets.

§4.    Conditions Precedent. Except as set forth below, the effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent (which conditions the Lender acknowledges have been satisfied on the date hereof):

(a)    Representations and Warranties. All of the representations and warranties made by the Borrower herein, whether directly or incorporated by reference, shall be true and correct on the date hereof, except as provided in §3 hereof.

(b)    Performance; No Event of Default. The Borrower shall have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by them prior to or at the time hereof, and there shall exist no Event of Default or condition which, with either or both the giving of notice of the lapse of time, would result in an Event of Default upon the execution and delivery of this Agreement.

(c)    Corporate Action. All requisite corporate action necessary for the valid execution, delivery and performance by the Borrower of this Agreement and all other instruments and documents delivered by the Borrower in connection therewith shall have been duly and effectively taken.

(d)    Delivery. Except as set forth below, the parties hereto shall have executed and delivered (i) this Agreement, (ii) that certain Second Capital Expenditure Loan Note dated as of even date herewith in the original principal amount of $1,000,000, and (iii) such further instruments and taken such further action as the Lender may have reasonably requested, in each case further to effect the purposes of this Agreement, the Credit Agreement and the Other Documents.

(e)    Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in substance and form to the Lender, and the Lender shall have received all information and such counterpart originals or certified or other copies of such documents as it may request.

(f)    Fees and Expenses. The Borrower shall have paid to the Lender all fees and expenses incurred by the Lender (including attorney’s fees and expenses) in connection with this Amendment, the Credit Agreement and the Other Documents on or prior to the date hereof.

§5.    Amendments, Consents with respect to the Credit Agreement.

5.1.    Amendments. The following definitions set forth on Annex I attached to the Credit Agreement are hereby amended to read in full as set forth below:

“Capital Expenditure Loan Rate” shall mean an interest rate per annum equal to: (i) the Alternate Base Rate, with respect to Domestic Rate Loans, and (ii) the sum of the Eurodollar Rate plus two and one half (2.50) percentage points, with respect to Eurodollar Rate Loans.”

“Revolving Interest Rate” shall mean an interest rate per annum equal to: (a) the sum of the Alternate Base Rate less one-quarter (.25) of one percentage point, with respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus two and one-quarter (2.25) percentage points, with respect to Eurodollar Rate Loans.”

“Second Capital Expenditure Loan Rate - shall mean an interest rate per annum equal to: (i) the Alternate Base Rate, with respect to Domestic Rate Loans, and (ii) the sum of the Eurodollar Rate plus two and one-half (2.50) percentage points, with respect to Eurodollar Rate Loans.”

“Term Loan A Rate” shall mean an interest rate per annum equal to: (i) the Alternate Base Rate, with respect to Domestic Rate Loans, and (ii) the sum of the Eurodollar Rate plus two and one-half (2.50) percentage points, with respect to Eurodollar Rate Loans.”

“Term Loan B Rate” shall mean an interest rate per annum equal to: (i) the sum of the Alternate Base Rate plus one (1.0) percentage point, with respect to Domestic Rate Loans, and (ii) the sum of the Eurodollar Rate plus three and one-half (3.50) percentage points, with respect to Eurodollar Rate Loans.”

5.2.    Consent. Notwithstanding the provisions of Section 7.18 of the Credit Agreement or under the Subordination and Intercreditor Agreement dated November 9, 2004 by and among the Lender, the Borrower, BROOKSIDE PECKS CAPITAL PARTNERS, L.P., a Delaware limited partnership, for itself as a lender and as the agent on behalf of all lenders and IRONBRIDGE MEZZANINE FUND, L.P., a Delaware limited partnership (herein BROOKSIDE PECKS CAPITAL PARTNERS, L.P. and IRONBRIDGE MEZZANINE FUND, L.P. collectively referred to as the “Subordinated Lenders”), the Borrower may make payments to the Subordinated Lenders, effecting full or partial payments of the outstanding principal amount together with accrued and unpaid interest thereon, of the Subordinated Notes (as defined and described in said Subordination and Intercreditor Agreement), which Subordinated Notes were initially in the aggregate original principal amount $7,000,000.

§6.    Additional Covenants. Without any prejudice or impairment whatsoever to any of the Lender’s rights and remedies contained in the Credit Agreement and the covenants contained therein, the Notes or in any of the Other Documents, the Borrower additionally covenants and agrees with the Lender as follows:

(a)    The Borrower shall comply and continue to comply with all of the terms, covenants and provisions contained in the Credit Agreement, the Notes and the Other Documents, except as such terms, covenants and provisions are expressly modified by this Agreement upon the terms set forth herein, including, without limitation, the delivery and procurement of the mortgage modification agreements, title insurance endorsements within the time periods set forth herein.

(b)    The Borrower shall at any time or from time to time execute and deliver such further instruments, and take such further action as the Lender may reasonably request, in each case further to effect the purposes of this Agreement, the Credit Agreement, the Notes and the Other Documents.

The Borrower expressly acknowledges and agrees that any failure by the Borrower to comply with the terms and conditions of this §6 or any other provisions contained in this Agreement shall constitute an Event of Default under the Credit Agreement.

§7.    Expenses. The Borrower agrees to pay to the Lender upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements) incurred or sustained by the Lender in connection with the preparation of this Agreement.

§8.    Miscellaneous.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

(b)    The indebtedness evidenced by said Original Loan Documents continues outstanding, and the execution and delivery to the Bank of this Modification Agreement does not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Original Loan Documents but constitutes only an amendment of certain of the terms with respect thereto. Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Agreement and the Credit Agreement be read and construed as one instrument, and all references in the Loan Documents to the Credit Agreement shall hereafter refer to the Credit Agreement, as amended by this Agreement.

(c)    Nothing contained herein shall operate to release the Borrower or any other obligor from its liability to pay the Note and to keep and perform the terms, conditions, obligations and agreements contained in the Loan Agreement and in all other documents relating to and securing repayment of the Note as amended hereby.

(d)    The Borrower hereby acknowledges and agrees that it has no defense, offset, recoupment or counterclaim with respect to the indebtedness evidenced by the Note (as amended hereby) or any of the Original Loan Documents and the Borrower hereby releases the Bank from any and all liability arising directly or indirectly with respect to the Note as amended hereby, the Original Loan Documents, the debt evidenced or governed by any of the Original Loan Documents and any and all actions taken by the Bank with respect to the transactions contemplated therein.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

WEBSTER BUSINESS CREDIT CORPORATION

By:	/s/ Joseph Zautra

Its: Vice President

MEMRY CORPORATION

By:	/s/ Richard F. Sowerby
Name: Richard F. Sowerby
Title: CFO

The undersigned Guarantor consents to the terms contained herein and further acknowledge and affirm that its Guarantee remains unmodified and in full force and effect:

PUTNAM PLASTICS COMPANY LLC

By:	/s/ Richard F. Sowerby
Name: Richard F. Sowerby
Title: CFO

STATE OF CONNECTICUT	)
	)	ss. Bethel, CT
COUNTY OF FAIRFIELD	)

On December 5, 2006, before me personally came Richard F. Sowerby, to me known, who, being by me duly sworn, did depose and say that he is the Chief Financial Officer of each entity described in and which executed the foregoing instrument as “Borrower”; and that he signed his name thereto by order of the board of directors (or other governing body) of said entity.

Kathleen Ferris
NOTARY PUBLIC

KATHLEEN FERRIS NOTARY PUBLIC, STATE OF CONNECTICUT NO.65478. QUALIFIED IN FAIRFIELD COUNTY COMMISSION EXPIRES DECEMBER 31, 2007